                                                                   Exhibit 10.21

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================================================================================





                          FIFTH AMENDED AND RESTATED

                  RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                         Dated as of February 16, 2001

                                    Between

                          FEDERAL-MOGUL CORPORATION,

                                   as Parent

                                      and

                      FEDERAL-MOGUL FUNDING CORPORATION,
                                   as Buyer





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                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page
                                                                                          ----
ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES.......................................        2

Section 1.1  Purchases of Receivables...............................................        2
Section 1.2  Payment for the Purchases..............................................        3
Section 1.3  Purchase Price Credit Adjustments......................................        4
Section 1.4  Payments and Computations, Etc.........................................        5
Section 1.5  Transfer of Records....................................................        5
Section 1.6  Characterization.......................................................        6

ARTICLE II. REPRESENTATIONS AND WARRANTIES..........................................        6

Section 2.1  Parent's Representations and Warranties................................        6

ARTICLE III. CONDITIONS OF PURCHASES................................................       10

Section 3.1  Conditions Precedent to Initial Purchase...............................       10
Section 3.2  Conditions Precedent to All Purchases..................................       10

ARTICLE IV. COVENANTS ..............................................................       10

Section 4.1  Affirmative Covenants of Parent........................................       10
Section 4.2  Negative Covenants of Parent...........................................       15

ARTICLE V. ADMINISTRATION AND COLLECTION............................................       16

Section 5.1  Designation of Sub-Servicer............................................       16

ARTICLE VI. EVENTS OF PURCHASE AND SALE TERMINATION.................................       16

Section 6.1  Events of Purchase and Sale Termination................................       16
Section 6.2  Remedies...............................................................       18

ARTICLE VII. INDEMNIFICATION........................................................       18

Section 7.1  Indemnities by the Parent..............................................       18
Section 7.2  Other Costs and Expenses...............................................       20

ARTICLE VIII. MISCELLANEOUS.........................................................       20

Section 8.1  Waivers and Amendments.................................................       20
Section 8.2  Notices................................................................       20
Section 8.3  Protection of Buyer's Interests........................................       21
Section 8.4  Confidentiality........................................................       21
Section 8.5  Bankruptcy Petition....................................................       22
Section 8.6  Limitation of Liability................................................       22

                                       i
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
Section 8.7  CHOICE OF LAW..........................................................       23
Section 8.8  CONSENT TO JURISDICTION................................................       23
Section 8.9  WAIVER OF JURY TRIAL...................................................       23
Section 8.10 Binding Effect; Assignability..........................................       23
Section 8.11 Subordination..........................................................       24
Section 8.12 Integration; Survival of Terms.........................................       24
Section 8.13 Counterparts; Severability.............................................       24
EXHIBIT I  DEFINITIONS..............................................................        1
EXHIBIT II  CHIEF EXECUTIVE OFFICE OF THE PARENT; LOCATIONS
               OF RECORDS; TRADE NAMES; FEDERAL EMPLOYER
               IDENTIFICATION NUMBER................................................        1
EXHIBIT III  COLLECTION ACCOUNTS....................................................        1
EXHIBIT IV  [RESERVED]..............................................................        5
EXHIBIT V  FORM OF COLLECTION ACCOUNT AGREEMENT.....................................        1
EXHIBIT VI  CREDIT POLICIES.........................................................        1
EXHIBIT VII  [RESERVED].............................................................        1
EXHIBIT VIII  FORM OF SETTLEMENT DATE STATEMENT.....................................        1
EXHIBIT IX  FORM OF SUBSCRIPTION AGREEMENT..........................................        1
EXHIBIT X  FORM OF SUBORDINATED NOTE................................................        7

          THIS FIFTH AMENDED AND RESTATED RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of February 16, 2001, is by and between FEDERAL-MOGUL CORPORATION, a Michigan corporation (the "Parent" or "Federal-Mogul") and FEDERAL-MOGUL FUNDING CORPORATION, a Michigan corporation (the "Buyer"), which amends and restates the Fourth Amended and Restated Receivables Sale and Contribution Agreement, dated as of June 26, 2001, between Federal-Mogul and the Buyer, which amended and restated the Amended and Restated Receivables Sale and Contribution Agreement, dated as of July 1, 1999, by and between Federal-Mogul and the Buyer, which amended and restated the Amended and Restated Receivables Sale and Contribution Agreement, dated as of April 19, 1999, by and among Federal-Mogul, CARTER AUTOMOTIVE COMPANY, INC., a Delaware corporation ("Carter"), FEDERAL-MOGUL CANADA LIMITED, a Canadian corporation ("Federal-Mogul Canada"), FEDERAL-MOGUL IGNITION COMPANY, a Delaware corporation, and the Buyer, which amended and restated the Receivables Sale and Contribution Agreement, dated as of November 20, 1998, by and among Federal-Mogul, Carter, Federal-Mogul Canada and the Buyer. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

                            PRELIMINARY STATEMENTS

          The Parent now owns, and from time to time hereafter will own, Receivables. The Parent wishes to sell and assign to the Buyer, and the Buyer wishes to purchase from the Parent, all of the Parent's right, title and interest in and to its Receivables now owned and existing and hereafter arising.

          The Parent and the Buyer believe that it is in their mutual best interests for the Parent to sell its Receivables to the Buyer and for the Buyer to purchase such Receivables.

          The Buyer shall, on each applicable Purchase Date, purchase all of the Parent's right, title and interest in and to its Receivables existing on such date and all Related Security and Collections associated therewith.

          The Parent and the Buyer intend the transactions contemplated hereby to be true sales of its Receivables from the Parent to the Buyer, providing the Buyer with the full benefits of ownership of such Receivables, and the Parent and the Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from the Buyer to the Parent.

          Upon each purchase of Receivables from the Parent, the Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Sixth Amended and Restated Receivable Interest Purchase Agreement dated as of February 16, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement"), among the Buyer, as seller, Federal-Mogul, as Servicer, Blue Ridge Asset Funding Corporation ("Blue Ridge") and Falcon Asset Securitization Corporation ("Falcon"), as Conduits and Purchasers, the financial institutions from time to time party thereto as "Liquidity

     Providers", Bank One, NA as Administrative Agent and Falcon Agent, and Wachovia Bank, N.A., as Blue Ridge Agent.

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

          Section 1.1  Purchases of Receivables.
                       -------------------------

          (a) Effective on the date of the initial Purchase hereunder, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Parent does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from the Parent, all of the Parent's right, title and interest in and to all Receivables existing as of the date of such initial Purchase and all Receivables thereafter arising, together, in each case, with all Related Security relating thereto and all Collections and other proceeds thereof; provided, however, that in no event shall the Buyer purchase, or the Parent sell, any Receivable arising after the Termination Date; provided, further, that in no event shall the Buyer purchase, or the Parent sell, any Receivable arising on or after the date that the related Originator ceases to be a wholly-owned subsidiary of Federal-Mogul. On the date of the initial Purchase, the Buyer shall acquire all of the Parent's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to such Purchase, together with all Related Security relating thereto and all Collections and other proceeds thereof. On each Business Day thereafter through and including the Termination Date, the Buyer shall acquire all of the Parent's right, title and interest in and to all Receivables which were not previously purchased by the Buyer hereunder upon the creation of such Receivables (together with all Related Security relating thereto and all Collections and other proceeds thereof), provided that the acquisition by the Buyer of such right, title and interest of the Parent in connection with each Purchase hereunder is conditioned upon and subject to the Parent's receipt of the Purchase Price therefor in accordance with Section 1.2 below. In connection with consummation of any Purchase hereunder, the Buyer may request that the Parent deliver, and the Parent shall deliver, such approvals, opinions, information, reports or documents as the Buyer and/or any Agent (as the Buyer's assignee) may reasonably request.

          (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC) (for non-tax purposes), which sales are (for non-tax purposes) absolute and irrevocable and provide the Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3 hereof, each sale of Receivables hereunder is made without recourse to the Parent; provided, however, that (i) the Parent shall be liable to the Buyer for all representations, warranties and covenants made by the Parent individually and as Sub-Servicer, pursuant to the terms of the Transaction Documents to which the Parent and the Sub-Servicer is a party, and
(ii) such sale (for non-tax purposes) does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Parent, any other Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of the Parent or any other Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales (for non-tax purposes) of such Receivables rather than loans secured thereby, on or prior to the date hereof the Parent agrees to mark, and shall cause each other Originator to mark, its master data processing records relating to the Receivables with a legend acceptable to the Buyer and the Agents (as the Buyer's assignees), evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been assigned to the Buyer. Upon the request of the Buyer or any Agent (as the Buyer's assignee), the Parent shall execute and file, and shall cause each other Originator to execute and file, such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer's ownership interest in the Purchased Assets, or as the Buyer or any Agent (as the Buyer's assignee) may reasonably request.

          Section 1.2  Payment for the Purchases.
                       --------------------------

          (a) The Purchase Price for the initial Purchase of Receivables shall be payable in full by the Buyer to the Parent on the date of such initial Purchase, and shall be paid to the Parent in the following manner:

          (i) by delivery of immediately available funds, to the extent of funds made available to the Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that, a portion of such funds shall be offset by amounts owed by the Parent to the Buyer on account of the issuance of equity in the manner contemplated in the Subscription Agreement and having a total value of not less than $14,250,000, and

          (ii) the balance with the proceeds of a Subordinated Loan.

The Purchase Price for each Purchase after the initial Purchase shall become due and owing in full by the Buyer to the Parent or its designee on the date of such Purchase (except that the Buyer may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the Parent to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to the Parent in the manner provided in the following paragraphs (b), (c) and (d).

          (b) With respect to any Purchase after the initial Purchase hereunder, on each Settlement Date, the Buyer shall pay to the Sub-Servicer the Sub-Servicer Fee and to the Parent the Purchase Price for each Purchase during the preceding Collection Period as follows:

          first, by delivery of immediately available funds, to the extent of funds available to the Buyer from its subsequent sale of an interest in such Receivables to the Co-Agents for the benefit of their respective Purchaser Groups under the Purchase Agreement or otherwise; provided that Buyer shall make such payments of such Sub-Servicer Fee and Purchase Price by delivery of immediately available funds to the Parent;

          second, by borrowing from the Parent a subordinated revolving loan (each, a "Subordinated Loan") from the Parent in an amount not to exceed the lesser of (i) the remaining unpaid portion of such Purchase Price and
     (ii) the maximum Subordinated Loan that could be borrowed without rendering the Buyer's Net Worth less than the Required Capital Amount; and
          third, unless the Parent has declared the Termination Date to have occurred, by accepting a contribution to its capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of its Purchase Price.

Subject to the limitations set forth in the preceding clause second, the Parent irrevocably agrees to advance each Subordinated Loan requested by the Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, the Subordinated Notes and shall be payable solely from funds which the Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

          (c) After the Termination Date, the Parent shall not (i) sell Receivables to the Buyer, or (ii) contribute Receivables to the Buyer's capital.

          (d) On each Business Day during a Collection Period after the date of the initial Purchase, all Collections received shall be applied by the Parent as payments toward the Purchase Price of Receivables sold or to be sold by the Parent to the Buyer during such Collection Period. Although amounts shall be paid directly to the Parent on a daily basis in accordance with the first sentence of this paragraph, settlement of the Purchase Price between the Buyer and the Parent shall be effected on a monthly basis on Settlement Dates with respect to all Purchases within the same Collection Period and based on the information contained in the Settlement Date Statement or Interim Settlement Date Statement, as the case may be, for the Collection Period then most recently ended. In addition to such other information as may be included therein, each Settlement Date Statement shall set forth the following with respect to the related Collection Period: (i) the aggregate Outstanding Balance of Receivables created and conveyed in Purchases during such Collection Period, as well as the Net Receivables Balance (as defined in the Purchase Agreement) included therein,
(ii) the aggregate Purchase Price payable to the Parent in respect of such Purchases, specifying the Discount Factor in effect for such Collection Period and the aggregate Purchase Price Credits deducted in calculating such aggregate Purchase Price, (iii) the aggregate amount of funds received by the Parent during such Collection Period which are to be applied toward the aggregate Purchase Price owing for such Collection Period pursuant to the first sentence of this paragraph, (iv) the increase or decrease in the amount outstanding under the applicable Subordinated Note as of the end of such Collection Period after giving effect to the application of funds toward the aggregate Purchase Price and the restrictions on Subordinated Loans set forth in paragraph (b) above, and
(v) the amount of any capital contribution made by the Parent to the Buyer as of the end of such Collection Period pursuant to paragraph (c) above. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under any Subordinated Note made pursuant to paragraph (b) above and any contribution of capital by the Parent to the Buyer made pursuant to paragraph (c) above shall be deemed to have occurred and shall be effective as of the last Business Day of the Collection Period to which such settlement relates.

          Section 1.3  Purchase Price Credit Adjustments. If on any day the
                       ---------------------------------
Outstanding Balance of a Receivable is:

          (a) reduced as a result of any defective or damaged goods or services, any cash discount or any adjustment by the applicable Originator (whether individually or, in the case of Federal-Mogul, in its performance of its duties as Sub-Servicer),

          (b) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to an Originator or any Affiliate thereof), or

          (c) is otherwise reduced as a result of any of the factors set forth in the definition of "Dilutions,"

then, in such event, the Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the full amount of such reduction or cancellation. If such Purchase Price Credit exceeds the Original Balance of the Receivables to be sold hereunder on any Purchase Date, then the Parent shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter; provided that if the Termination Date has not occurred, the Parent shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the applicable Subordinated Note.

          Section 1.4  Payments and Computations, Etc. All amounts to be paid or
                       ------------------------------
deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Parent designated from time to time by the Parent or as otherwise directed by the Parent. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amount due hereunder which is not paid when due hereunder shall bear interest at the Base Rate as in effect from time to time until paid in full; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          Section 1.5  Transfer of Records.
                       --------------------

          (a) In connection with the Purchases of Receivables hereunder, the Parent hereby sells, transfers, assigns and otherwise conveys to the Buyer all of its right and title to and interest in the Records relating to all of its Receivables sold hereunder, without the need for any further documentation in connection with any Purchase. In connection with such transfer, the Parent hereby grants to each of the Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Parent to account for its Receivables, to the extent necessary to administer its Receivables, whether such software is owned by the Parent or is owned by others and used by the Parent under license agreements with respect thereto, provided that should the consent of any licensor of the Parent to such grant of the license described herein be required, the Parent hereby agrees that upon the request of the Buyer (or the Administrative Agent as the Buyer's assignee), the Parent will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

          (b) The Parent (i) shall take such action requested by the Buyer and/or any Agent (as the Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from the Parent hereunder, and (ii) shall use its reasonable efforts to ensure that the Buyer, the Agents and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

          Section 1.6  Characterization. If, notwithstanding the intention of
                       ----------------
the parties expressed in Section 1.1(b), any sale or contribution by the Parent to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale (for non-tax purposes), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. Without being in derogation of the parties' intention that each sale of Receivables hereunder shall constitute a true sale (for non-tax purposes) thereof, the Parent hereby grants to the Buyer a duly perfected security interest in all of the Parent's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, which security interest shall be prior to all other Adverse Claims thereto. After an Event of Purchase and Sale Termination, the Buyer and its assignees (including the Agents) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

          Section 2.1  Parent's Representations and Warranties. The Parent
                       ---------------------------------------
hereby represents and warrants, individually and in its capacity as the Sub-Servicer, to the Buyer and its assigns that:

          (a) Corporate Existence and Power. The Parent and each other
              -----------------------------
Originator is a corporation or limited liability company duly organized or formed and validly existing and in good standing under the laws of the State of its incorporation or formation and has, in all material respects, full corporate or limited liability company power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

          (b) Due Qualification. The Parent and each other Originator is duly
              -----------------
qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify, be in good standing or obtain licenses or approvals would not have a Material Adverse Effect.

          (c) Due Authorization; No Conflict. The execution and delivery of the
              ------------------------------
Transaction Documents to which the Parent and each other Originator is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Parent or such Originator is a party or by which it or its properties are bound. The execution and delivery of the Transaction Documents to which the Parent or each other Originator is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof which are applicable to the Parent or such Originator, will not conflict with or violate any material Requirements of Law applicable to the Parent or such Originator.

          (d) No Consents. Other than the filing of the financing statements
              -----------
required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Parent and each other Originator of the Transaction Documents to which it is a party, other than authorizations, approvals, actions, notices or filings the failure to obtain or perform would not reasonably be expected to have a Material Adverse Effect.

          (e) Binding Effect. The Transaction Documents to which the Parent and
              --------------
each other Originator is a party have been duly executed and delivered by the Parent and such Originator and constitute the legal, valid and binding obligations of the Parent and such Originator enforceable against the Parent and such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (f) No Proceedings. There are no actions, suits or proceedings
              --------------
pending, or to the best of the Parent's knowledge, threatened, against or affecting the Buyer, the Parent or any other Originator, or any of the respective properties of the Buyer, the Parent or any other Originator, in or before any court, arbitrator or other body, which are reasonably likely to have a Material Adverse Effect. The Parent and each other Originator is not in default with respect to any order of any court, arbitrator or Governmental Authority.

          (g) Accuracy of Information. All information heretofore furnished by
              -----------------------
the Parent, any other Originator or any of its Affiliates to the Buyer, the Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Parent, any other Originator or any of its Affiliates to the Buyer, the Agents and/or the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h) Use of Proceeds. No proceeds of any Purchase hereunder will be
              ---------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the United States Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors (including but not limited to the provisions of Regulation U and Regulation X) or any similar rule of any other Governmental Authority.

          (i) Good Title; Perfection. Immediately prior to each Purchase
              ----------------------
hereunder, the Parent shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each Purchase hereunder, irrevocably transfer to the Buyer all legal and equitable title to, with the legal right to sell and encumber, such Receivable, its Collections and the Related Security, free and clear of any Adverse Claim, except as created by the Transaction Documents. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to provide the Buyer with a first priority perfected ownership interest in such Receivables and the other Purchased Assets.

          (j) Places of Business. The principal places of business and chief
              ------------------
executive office of the Parent and the offices where the Parent keeps all its Records are located at the address(es) listed on Exhibit II or such other locations notified to the Buyer and the Agents (as the Buyer's assignees) in accordance with Section 4.2(a) in jurisdictions where all action required by
Section 4.2(a) has been taken and completed. The Parent's Federal Employer Identification Number is correctly set forth on Exhibit II.

          (k) Collection Banks; etc. Except as otherwise notified to the Buyer
              ---------------------
and the Agents (as the Buyer's assignees) in accordance with Section 4.2(b):

          (i) the Parent and each other Originator has instructed all Obligors to pay all Collections directly to a segregated lock-box identified on
     Exhibit III hereto,

          (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on Exhibit III,

          (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Parent and each other Originator at each Collection Bank, are listed on Exhibit III, and

          (iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on Exhibit III, exclusive dominion and control thereof has been transferred to the Buyer. The Parent and each other Originator has not granted any Person, other than the Buyer as contemplated by this Agreement, dominion and control of any lock-box or Collection Account, or the right to take dominion and control of any lock-box or Collection Account at a future time or upon the occurrence of a future event.

          (l) Names. In the past five years, the Parent has not used any
              -----
corporate names, trade names or assumed names other than the name or names set forth on Exhibit II.

          (m) Credit Policies. With respect to each Receivable, the Parent, each
              ---------------
other Originator and the Sub-Servicer has complied in all material respects with the Credit Policies.


          (n) Payments to Parent. With respect to each Receivable sold to the
              ------------------
Buyer under this Agreement, the Buyer has given reasonably equivalent value to the Parent in consideration for the transfer of such Receivable and the Related Security with respect thereto under this Agreement and such transfer was not made for or on account of an antecedent debt. No sale by the Parent to the Buyer of any Receivable is or may be voidable under any section of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et seq.), as amended.

          (o) Ownership of the Buyer. The Parent directly owns 100% of the
              ----------------------
issued and outstanding capital stock of the Buyer. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Buyer.

          (p) Not an Investment Company. Neither the Parent nor any other
              -------------------------
Originator is an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          (q) Purpose. The Parent has determined that, from a business
              -------
viewpoint, the sale of Receivables to the Buyer contemplated hereby is in the best interest of the Parent.

          (r) Financial Statements; Material Adverse Effect. The consolidated
              ---------------------------------------------
financial statements of the Parent and its consolidated Subsidiaries dated March 31, 2000 furnished by the Parent to the Buyer and the Agents are complete and correct in all material respects, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial condition and results of operations of the Parent and its consolidated Subsidiaries as of such date and for the period ended on such date. Since March 31, 2000, no event has occurred which would have a Material Adverse Effect.

          (s) ERISA. No fact or circumstance, including but not limited to any
              -----
Reportable Event, exists in connection with any Plan which would constitute grounds for the termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and which would result in the termination of a Plan and the incurrence of material liability by the Parent or any other Originator or any ERISA Affiliate to the Plan, the PBGC, participants, beneficiaries or a trustee. No Plan has an accumulated funding deficiency as defined in Section 412(a) of the Code or
Section 302(a) of ERISA, and no lien exists with respect to any Plan for failure to make required contributions as described under 412(n) of the Code or Section 302(f) of ERISA. For the purposes of this representation and warranty, the Parent and each other Originator shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

                                  ARTICLE III.
                             CONDITIONS OF PURCHASES

          Section 3.1  Conditions Precedent to Initial Purchase. The initial
                       ----------------------------------------
Purchase under this Agreement is subject to the conditions precedent that (i) the Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A hereto and (ii) all conditions precedent to the initial purchase under the Purchase Agreement shall have been satisfied and/or waived.

          Section 3.2 Conditions Precedent to All Purchases. Each Purchase shall
                      -------------------------------------
be subject to the further conditions precedent that (a) on the date of each such Purchase, the following statements shall be true both before and after giving effect to such Purchase (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by the Parent that such statements are then true):

          (i) the representations and warranties set forth in Article II are correct on and as of the date of such Purchase as though made on and as of such date;

          (ii) no event has occurred, or would result from such Purchase, that will constitute an Event of Purchase and Sale Termination, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Event of Purchase and Sale Termination; and

          (iii) the Termination Date shall not have occurred;

and (b) the Buyer and/or the Agents (as the Buyer's assignees) shall have received such other approvals, opinions or documents as it may reasonably request.

          Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Purchase (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Notes, by offset of amounts owed to the Buyer and/or by offset of capital contributions to be made under the Subscription Agreement), title to the Receivables and related assets included in such Purchase shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied.

                                  ARTICLE IV.
                                   COVENANTS

          Section 4.1  Affirmative Covenants of Parent. Until the date this
                       -------------------------------
Agreement shall terminate in accordance with its terms, the Parent hereby covenants, individually and in its capacity as Sub-Servicer, that:


          (a) Financial Reporting and other Information. The Parent shall
              -----------------------------------------
maintain, and shall cause each other Originator to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyer and the Agents (as assignees of the Buyer):

          (i)   Annual Reporting. As soon as available, but in any event within
                ----------------
     120 days after the close of each fiscal year of the Parent, an audit report not qualified for anything under the control of the Parent, certified by independent public accountants acceptable to the Buyer and the Agents (which until the Buyer and/or the Agents (as the Buyer's assignees) notifies the Parent in writing to the contrary may be Ernst & Young LLP, public accountants), prepared in accordance with generally accepted accounting principles on a consolidated basis for the Parent and its Subsidiaries including consolidated balance sheets as of the end of such period, and related profit and loss and reconciliation of the surplus statements;


          (ii)  Quarterly Reporting. As soon as available, but in any event
                -------------------
     within 60 days after the close of the first three quarterly periods of each fiscal year of the Parent, for the Parent and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements for the period beginning from the beginning of such fiscal year to the end of such quarter; and


          (iii) Securities and Exchange Commission Filings. The Parent shall
                ------------------------------------------
     provide the Buyer and the Agents (as the Buyer's Assignees), promptly after the same are available, copies of all proxy statements, financial statements and reports as the Parent shall send or make available generally to any of its public security holders, and copies of all regular and period reports and of all registration statements which the Parent may file with the Securities and Exchange Commission or with any securities exchange.

          (iv)  Notices under Transaction Documents. Forthwith upon its receipt
                -----------------------------------
     of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Buyer, the Agents or any Purchaser, copies of the same.

          (v)   Change in Credit Policies. At least 30 days prior to the
                -------------------------
     effectiveness of any material change in or amendment to the Credit Policies, a copy of the Collection Policies then in effect and a notice indicating such change or amendment.

          (vi)  Other Information. Such other information (including
                -----------------
     non-financial information) as the Buyer (or any of its assignees) may from time to time reasonably request.

          (b)   Notices. The Parent shall notify the Buyer and the Agents in
                -------
writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:


          (i)   Actual and Potential Events of Purchase and Sale Termination.
                ------------------------------------------------------------
     The occurrence of each Event of Purchase and Sale Termination or Potential Event of Purchase and Sale Termination of which the Parent becomes aware.


          (ii)  Litigation. The institution of any litigation, arbitration
                ----------
     proceeding or governmental proceeding against the Parent or any of its Subsidiaries, or to which the Parent or any of its Subsidiaries becomes party, in either case which (A) remains unsettled for a period of 90 days from the commencement thereof and involves claims for damages or relief in an amount which could reasonably be expected to have a Material Adverse Effect, or (B) has resulted in a final judgment or judgments for the payment of money in an amount which has a Material Adverse Effect.

          (iii) ERISA. The occurrence of any Reportable Event under Section
                -----
     4043(c)(5), (6) or (9) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, the failure to make any required installment or other required payment under Section 412 of the Code or Section 302 of ERISA on or before the date for such installment or payment, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year.


          (iv)  Downgrade. Any downgrade in the rating of any Indebtedness of
                ---------
     Federal-Mogul by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.


          (v)   Labor Strike, Walkout, Lockout or Slowdown. The commencement or
                ------------------------------------------
     threat of any labor strike, walkout, lockout or concerted labor slowdown with respect to the Parent or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect (collectively, "Labor Actions").


          (c)   Compliance with Laws. The Parent shall comply, and shall cause
                --------------------
each other Originator to comply, in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.


          (d)   Audits. The Parent shall furnish, and shall cause each other
                ------
Originator to furnish, to the Buyer (and/or any Agent on behalf of the Buyer) from time to time such information with respect to it and the Receivables as the Buyer or such Agent may reasonably request. The Parent shall, and shall cause each other Originator, from time to time during regular business hours as requested by Buyer (or any Agent on its behalf) upon reasonable notice, permit the Buyer or such Agent, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Parent or such Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit the offices and properties of the Parent or such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Parent's or such Originator's financial condition or the Receivables and the Related Security or the Parent's or such Originator's performance hereunder or under any other Transaction Document to which it is a party or the Parent's or such Originator's performance under the Contracts with any of the officers or employees of the Parent or such Originator having knowledge of such matters.

          (e)   Keeping and Marking of Records and Books.

          (i) The Parent shall maintain and implement, and shall cause each other Originator to maintain and implement, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Parent shall give, and shall cause each other Originator to give, the Buyer and the Agents (as the Buyer's assignees) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (ii) The Parent shall, and shall cause each other Originator to, (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Buyer and to the Agents (as the Buyer's assignees), describing the ownership interest of the Buyer therein and further describing the Receivable Interests sold by the Buyer to the Purchasers pursuant to the Purchase Agreement and (b) upon the request of the Buyer or any Agent (as the Buyer's assignee) following the occurrence of an Event of Purchase and Sale Termination: (x) mark each Contract with a legend describing Buyer's interest therein and further describing the Receivable Interests of the Purchasers and (y) deliver to the Buyer or its designee all Contracts (including, without limitation, all multiple originals of any such Contract).

          (f) Compliance with Contracts and Credit Policies. The Parent shall,
              ---------------------------------------------
and shall cause each other Originator to, timely and fully, (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit Policies. The Parent shall, and shall cause each other Originator to, pay when due any taxes payable in connection with the Receivables.

          (g) Ownership Interest. The Parent shall take all necessary action to
              ------------------
establish and maintain in favor of the Buyer a valid and perfected first priority ownership interest in the Purchased Assets to the fullest extent contemplated herein, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Buyer hereunder as the Buyer or its assignees may reasonably request.

          (h) Purchasers' Reliance. The Parent acknowledges that the Agents and
              --------------------
the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer's identity as a separate legal entity from the Parent and each other Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Parent shall take, and shall cause each other Originator to take, all reasonable steps, including, without limitation, all steps that the Buyer or any assignee of the Buyer (including the Agents) may from time to time reasonably request, to maintain the Buyer's identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Parent, each other Originator and any Affiliates thereof and not just a division of the Parent or any other Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Parent (i) shall not, and shall cause each other Originator not to, hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables and other assets acquired by the Buyer, (ii) shall take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the "separateness" covenants set forth in Section 6.01(j) of the Purchase Agreement and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Parent and the Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations (S)(S) 1.1502-33(d) and 1.1552-1.

          (i) Collections. The Parent shall instruct, and shall cause each other
              -----------
Originator to instruct, all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on Exhibit III, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Parent shall cause, and shall cause each other Originator to cause, all proceeds from such lock-box to be deposited directly by a Collection Bank into a Collection Account on Exhibit III. Pursuant to Section 5.3 hereof and the Collection Account Agreements, the Parent has transferred and assigned to the Buyer all of its right, title and interest in and to, and exclusive ownership, dominion and control (subject to the terms of this Agreement) to each such lock-box, concentration account and depositary account. In the case of any Collections received by the Parent or any other Originator, the Parent shall remit, and shall cause each other Originator to remit, such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Parent shall itself hold, and shall cause each other Originator to hold, such Collections in trust, for the exclusive benefit of the Buyer and its assigns. In the case of any remittances received by the Parent or any other Originator in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Parent shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any of the Collection Banks a Collection Notice pursuant to Section
7.03 of the Purchase Agreement, the Administrative Agent, as assignee of the Buyer, may request that the Parent or any other Originator, and the Parent thereupon promptly shall direct, or shall cause any other applicable Originator to direct, all Obligors on Receivables to remit all payments thereon to a new depositary account (the "New Concentration Account") specified by the Administrative Agent and, at all times thereafter, the Parent shall not deposit or otherwise credit, and shall cause each other Originator not to deposit or credit, to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Administrative Agent may request that the Parent or any other Originator, and the Parent thereupon promptly shall direct, or shall cause any other applicable Originator to direct, all Persons then making remittances to any account listed on Exhibit III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on Exhibit III.

          (j) ERISA. The Parent shall make, and shall cause each other
              -----
Originator to make, all required installments or other required payments under
Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or other payment.

          Section 4.2  Negative Covenants of Parent. Until the date this
                       ----------------------------
Agreement shall terminate in accordance with its terms, the Parent hereby covenants, individually and in its capacity as Sub-Servicer, that:

          (a) Name Change, Offices, Records and Books of Accounts. The Parent
              ---------------------------------------------------
shall not, and shall cause each Originator not to, change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Buyer and the Agents at least 45 days prior notice thereof and (ii) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer (or any Agent on behalf of the Buyer) in connection with such change or relocation.

          (b) Change in Payment Instructions to Obligors. The Parent shall not
              ------------------------------------------
add or terminate any bank as a Collection Bank from those listed in Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to the Parent or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Buyer and the Agents shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

          (i)  written notice of such addition, termination or change, and

          (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

provided, however, that the Parent may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or other Collection Account that is subject to a Collection Agreement then in effect.

          (c) Modifications to Contracts and Credit Policies. The Parent shall
              ----------------------------------------------
not, and shall cause each other Originator not to, make any material change in the character of its business or any change to the Credit Policies which would be reasonably likely to, in either case, adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 5.2(c), the Parent, acting as Sub-Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit Policies.


          (d) Sales, Liens, Etc. The Parent shall not, and shall cause each
              -----------------
Originator not to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased Assets or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Buyer provided for herein and the Agents and the Purchasers provided for in the Purchase Agreement), and the Parent shall defend, and shall cause each other Originator to defend, the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Parent or such Originator.

          (e) Accounting for Purchases. The Parent shall not, and shall not
              ------------------------
permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and Related Security by the Parent to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and Related Security by the Parent to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

          (f) Restricted Junior Payments. The Parent shall not request or
              --------------------------
require the Buyer to make any Restricted Junior Payment if an Amortization Event or a Potential Amortization Event exists or would result therefrom.

          (g) Amendments and Waivers. The Parent shall not, and shall not permit
              ----------------------
any other Originator to, amend, modify, supplement, restate, or waive any provision of, the Receivables Purchase Agreement without the written consent of the Buyer and Agents (as the assignees of the Borrower).


                                   ARTICLE V.
                          ADMINISTRATION AND COLLECTION

          Section 5.1  Designation of Sub-Servicer.
                       ---------------------------

          (a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated from time to time in accordance with Section 7.01 of the Purchase Agreement. Federal-Mogul is hereby designated as, and hereby agrees to act as, sub-servicer (the "Sub-Servicer") for the Servicer. The Sub-Servicer covenants and agrees to service the Receivables in accordance with the terms of the Purchase Agreement.

          (b) On or prior to the Report Date and the Interim Report Date, the Sub-Servicer shall prepare and forward to the Buyer and the Co-Agents (as the Buyer's assignees) a Settlement Date Statement for the related Collection Period and an Interim Settlement Date Statement for the related period, respectively.

                                  ARTICLE VI.
                     EVENTS OF PURCHASE AND SALE TERMINATION

          Section 6.1  Events of Purchase and Sale Termination. The occurrence
                       ---------------------------------------
of any one or more of the following events shall constitute an "Event of Purchase and Sale Termination":

          (a) An Insolvency Event shall occur with respect to the Parent, the Sub-Servicer or any other Originator, and, in the case of an Involuntary Insolvency Event concerning the Parent, the Sub-Servicer or any other Originator shall have continued undischarged or unstayed for a period of 60 days;

          (b) Failure on the part of the Parent, the Sub-Servicer or any other Originator, as applicable, to make any payment or deposit required by the terms of any of the Transaction Documents;

          (c) Failure on the part of the Sub-Servicer to deliver a Settlement Date Statement or an Interim Settlement Date Statement within five Business Days of the day such item is due to be delivered under any of the Transaction Documents;

          (d) Failure on the part of the Parent, the Sub-Servicer or any other Originator, as applicable, to duly observe or perform in any material respect any of their other respective covenants or agreements set forth in the Transaction Documents, which failure continues unremedied for a period of ten days after the earlier of (i) the date on which the Parent, the Sub-Servicer or such Originator, as applicable, becomes aware of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Parent, Sub-Servicer, or such Originator as applicable;

          (e) Any representation or warranty made by the Parent, the Sub-Servicer or any other Originator in any Transaction Document to which it is a party: (i) shall prove to have been incorrect in any material respect when made, and shall continue to be incorrect in any material respect for a period of 10 days after the earlier to occur of (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Parent, the Sub-Servicer or such Originator by the Buyer or any Agent, or (B) the date on which the Parent, the Sub-Servicer or such Originator becomes aware of such failure, and (ii) as a result of such incorrectness, a Material Adverse Effect occurs;

          (f) One or more final judgments shall be entered against the Parent, any other Originator or any of their Subsidiaries for the payment of money in the aggregate amount of $30,000,000, or the equivalent thereof in another currency, or more on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution;

          (g) Any Plan of the Parent, any other Originator or any of their Subsidiaries shall be terminated within the meaning of Title IV of ERISA except as permitted by Section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate U.S. District Court to administer any Plan of the Parent, any other Originator or any of their Subsidiaries, or the PBGC shall institute proceedings to terminate any Plan of the Parent, any other Originator or any of their Subsidiaries or to appoint a trustee to administer any such Plan and each such event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (h) A Change of Control shall occur; and/or

          (i) Failure of the Parent, any other Originator or any of their Subsidiaries taken as a whole to pay any Indebtedness in excess of $25,000,000 in aggregate principal amount ("Material Debt") when due; or the default by the Parent, any other Originator or any of their Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Material Debt to become due prior to its stated maturity; or any Material Debt of the Parent, any other Originator or any of their Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          Section 6.2  Remedies. Upon the occurrence and during the continuation
                       --------
of an Event of Purchase and Sale Termination, the Buyer and its assignees (including the Agents) may (i) remove any Sub-Servicer as Sub-Servicer (to the extent such Event of Purchase and Sale Termination was caused by, or arose as a result of the activities of, such Sub-Servicer), and/or (ii) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Parent; provided, however, that upon the occurrence of an Event of Purchase and Sale Termination described in Section 6.1(a) above or of an actual or deemed entry of an order for relief with respect to the Parent or any other Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Parent; provided, further, that the provisions of this Section 6.2 shall not be applicable if any Event of Purchase and Sale Termination occurs with respect to any Originator (other than Federal-Mogul) or a group of Originators (other than Federal-Mogul) that individually or as a group have Receivables with aggregate Outstanding Balances (determined as of the date of the applicable Event of Purchase and Sale Termination) of less than 5.0% of the Outstanding Balances of all the Receivables as of such date, and the Buyer and the Agents receive written notice from Federal-Mogul within 3 days of the date of the occurrence of such Event of Purchase and Sale Termination that Federal-Mogul shall promptly terminate the Receivables Purchase Agreement with respect to such Originator or such group of Originators and such termination promptly occurs. For purposes of the immediately preceding sentence, an Event of Purchase and Sale Termination shall be deemed to have occurred with respect to a " group of Originators" if any Event of Purchase and Sale Termination occurs with respect to two or more Originators within any period of time. Upon the occurrence of the Termination Date for any reason whatsoever, the Buyer and its assigns (including the Agents) shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC, which rights shall be cumulative.

                                  ARTICLE VII.
                                 INDEMNIFICATION

          Section 7.1  Indemnities by the Parent. Without limiting any other
                       -------------------------
rights which the Buyer may have hereunder or under applicable law, the Parent and each Sub-Servicer hereby agrees to indemnify the Buyer and its assignees (including the Agents and each Purchaser) and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs and expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Buyer, the Agents or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any of them arising out of any of the following:

          (i) any representation or warranty made by the Parent, such Sub-Servicer or any other Originator (or any officers of the Parent, such Sub-Servicer or any other Originator) under or in connection with this Agreement, any other Transaction Document, any Settlement Date Statement, any interim Settlement Date Statement or any other information or report delivered by the Parent, such Sub-Servicer or any other Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

          (ii) the failure by the Parent, such Sub-Servicer or any other Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract sold to the Buyer or serviced by it hereunder, as applicable, or the nonconformity of such Receivable or Contract with any such applicable law, rule or regulation;

          (iii) any failure of the Parent, such Sub-Servicer or any other Originator to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

          (iv)   RESERVED;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) the commingling by the Parent or such Sub-Servicer of Collections of Receivables sold by it to the Buyer or serviced by it hereunder, as applicable, at any time with other funds;

          (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to the Parent or any other Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

          (viii) any inability to litigate any claim against any Obligor in respect of any Receivable sold to the Buyer as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

          (ix) the reference in any Settlement Date Statement or Interim Settlement Date Statement to any Receivable sold to the Buyer or serviced by the Sub-Servicer hereunder, as applicable, as an Eligible Receivable, which Receivable as of the date it was sold to the Buyer and as of the date of the Settlement Date Statement or Interim Settlement Date

     Statement, as applicable, is not an Eligible Receivable and such Eligible Receivable is used in determining (x) the Net Receivables Balance and (y) whether the Net Receivables Balance as of any date of determination equals or exceeds the sum of (A) (x) Capital divided by (y) 1 minus the Aggregate Reserve Percentage and (B) the Contractual Dilution Balance.

excluding, however, the following:

          (b) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (c) Indemnified Amounts to the extent the same includes losses in respect of Receivables that prove to be uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (d) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with (i) the characterization of the Purchases as true sales and (ii) the characterization of the transactions under the Purchase Agreement as creating indebtedness of the Buyer for purposes of taxation.

          Section 7.2  Other Costs and Expenses. The Parent shall pay to the
                       ------------------------
Buyer on demand any and all costs and expenses of the Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Purchase and Sale Termination.

                                 ARTICLE VIII.
                                  MISCELLANEOUS

          Section 8.1  Waivers and Amendments.
                       ----------------------

          (a) No failure or delay on the part of the Buyer (or any of its assignees, including the Agents and the Purchasers) or the Parent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Parent and the Buyer and, to the extent required under the Purchase Agreement, the Administrative Agent and the Co-Agents.

          Section 8.2  Notices. Except as otherwise expressly provided herein,
                       -------
all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party hereto at its respective address or telecopy number set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          Section 8.3  Protection of Buyer's Interests.
                       -------------------------------

          (a) The Parent agrees, and shall cause each other Originator to agree, that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or its assignees, including the Agents) may reasonably request, to perfect, protect or more fully evidence the Buyer's ownership of the Receivables, or to enable the Buyer (or its assignees, including the Agents) to exercise and enforce their rights and remedies hereunder. The Buyer (or its assignees, including the Agents) may, or the Buyer (or its assignees, including the Agents), may direct the Parent and each other Originator to, notify the Obligors of Receivables, at any time following the replacement of the Parent as Sub-Servicer and at the Parent's expense, of the Buyer's (or its assignees', including the Agents') ownership of the Receivables and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

          (b) If the Parent or a Sub-Servicer fails to perform any of its obligations hereunder, the Buyer (or any of its assignees, including any Agent) may (but shall not be required to) perform, or cause the performance of, such obligation; and the Buyer's (and any of its assignee's, including any Agent's) costs and expenses incurred in connection therewith shall be payable by the Parent or such Sub-Servicer, as applicable, on demand. The Parent and each Sub-Servicer irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact, to act on behalf of the Parent and such Sub-Servicer (i) to execute on behalf of the Parent as seller/debtor and to file financing statements necessary or desirable in the Buyer's sole discretion to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Purchased Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Purchased Assets. This appointment is coupled with an interest and is irrevocable.

          Section 8.4  Confidentiality.
                       ---------------

          (a) The Parent and each Sub-Servicer shall, and the Parent shall cause each other Originator to, maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the Purchase Agreement and the other confidential proprietary information with respect to the Agents, each Purchaser Group and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that the Parent, each Sub-Servicer and their respective officers and employees may disclose such information to each other Originator, the Parent's, such Sub-Servicer's or such other Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, the Parent, the Sub-Servicer and each Originator may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (b) Anything herein to the contrary notwithstanding, the Parent and each Sub-Servicer hereby consents, and the Parent shall cause each other Originator to consent, to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Agents, the Purchaser Groups by each other,
(ii) by the Buyer, the Agents or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agents to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One or Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Agents for the making of such disclosures generally to Persons of such types. In addition, the Buyer, the Purchasers and the Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 8.5  Bankruptcy Petition.
                       -------------------

          (a) The Parent and each Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of Falcon and/or Blue Ridge, it shall not institute, or join any other Person in instituting, against Falcon and/or Blue Ridge, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (b) The Parent and each Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after all Aggregate Unpaids (under and as defined in the Purchase Agreement) have been paid, it shall not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 8.6  Limitation of Liability. Except with respect to any claim
                       -----------------------
arising out of the willful misconduct or gross negligence of Falcon, Blue Ridge, the Agents or any Liquidity Provider, no claim may be made by the Parent, the Sub-Servicer or any other Person against Falcon, Blue Ridge, the Agents or any Liquidity Provider or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Parent hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.


          Section 8.7  CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
                       -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.


          Section 8.8  CONSENT TO JURISDICTION. THE PARENT HEREBY IRREVOCABLY
                       -----------------------
SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE PARENT PURSUANT TO THIS AGREEMENT AND THE PARENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR THE RIGHTS OF THE AGENTS OR ANY PURCHASER AS THE BUYER'S ASSIGNEES) TO BRING PROCEEDINGS AGAINST THE PARENT IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE PARENT MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE PARENT AGAINST THE BUYER, THE AGENTS OR ANY PURCHASER, ANY AFFILIATE OF THE AGENTS OR A PURCHASER, OR ANY OTHER OF THE BUYER'S ASSIGNEES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE PARENT PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          Section 8.9  WAIVER OF JURY TRIAL. THE PARENT AND THE BUYER HEREBY
                       --------------------
WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE PARENT PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 8.10 Binding Effect; Assignability. This Agreement shall be
                       -----------------------------
binding upon and inure to the benefit of the Parent, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). The Parent may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Parent. Without limiting the foregoing, the Parent acknowledges that the Buyer, pursuant to the Purchase Agreement, shall assign to the Administrative Agent, for the benefit of the Purchasers and the Co-Agents, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. The Parent agrees that the Agents, as the assignees of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and the Parent agrees to cooperate fully with the Agents and the Servicer in the exercise of such rights and remedies. The Parent further agrees to give to the Agents copies of all notices it is required to give to the Buyer hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until such time, after the Termination Date, as the Aggregate Unpaids shall be equal to zero; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Parent pursuant to Article II, (ii) the indemnification and payment provisions of Article VII, (iii) Section 8.4, and (iv) Section 8.5 shall be continuing and shall survive any termination of this Agreement.

          Section 8.11 Subordination. The Parent agrees that any indebtedness,
                       -------------
obligation or claim it may from time to time hold or otherwise have (other than any obligation or claim with respect to the fees payable by the Buyer under
Section 5.6) against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Buyer owing to the Agents or any Purchaser under the Purchase Agreement. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agents and the Purchasers and/or any of their assignees under the Purchase Agreement.

          Section 8.12 Integration; Survival of Terms. This Agreement, the
                       ------------------------------
Subordinated Notes, the Subscription Agreement and the Collection Account Agreements contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          Section 8.13 Counterparts; Severability. This Agreement may be
                       --------------------------
executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

Parent and Sub-Servicer:

                                         FEDERAL-MOGUL CORPORATION,
                                           as Parent and Sub-Servicer


                                         By:____________________________________
                                            Name:
                                            Title:

                                            Address for Notices:

                                            Federal-Mogul Corporation
                                            26555 Northwestern Highway
                                            Southfield, Ml  48034

                                            Attention: Treasury Department

                                            Phone: (248) 354-7700
                                            Fax: (248) 354-6746


Buyer:

                                         FEDERAL-MOGUL FUNDING CORPORATION,
                                          as Buyer


                                         By:____________________________________
                                            Name:
                                            Title:

                                            Address for Notices:

                                            Federal-Mogul Funding Corporation
                                            26555 Northwestern Highway
                                            Southfield, Ml  48034

                                            Attention: Treasury Department

                                            Phone: (248) 354-7700
                                            Fax: (248) 354-6746

                                    EXHIBIT I

                                   DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "Administrative Agent" means Bank One in its capacity as "Administrative Agent" under the Purchase Agreement, and any successor Administrative Agent appointed under Article X of the Purchase Agreement.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise.

          "Agents" shall have the meaning specified in the Purchase Agreement.

          "Aggregate Reserve Percentage" shall have the meaning specified in the Purchase Agreement.

          "Aggregate Unpaids" has the meaning set forth in the Purchase
Agreement.

          "Agreement" means this Fifth Amended and Restated Receivables Sale and Contribution Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

          "Amortization Event" shall have the meaning specified in the Purchase Agreement.

          "Available Funding Amount" shall have the meaning specified in the Purchase Agreement.

          "Bank One" means Bank One, NA, in its individual capacity and its successors.

          "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; provided, however, that from and after the occurrence of an Event of Purchase and Sale Termination, and during the continuation thereof, the "Base Rate" shall equal the sum of the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, plus 2% per annum, changing when and as such rate changes.

          "Blue Ridge" shall have the meaning assigned to that term in the preliminary statements to this Agreement and includes such entity's successors and assigns.

          "Business Day" means any day on which banks are not authorized or required to close in New York, New York, Detroit, Michigan, Atlanta, Georgia, Winston-Salem, North Carolina or Chicago, Illinois and The Depository Trust Company of New York is open for business.

          "Capital" shall have the meaning set forth in the Purchase Agreement.

          "Change of Control" shall have the meaning set forth in the Purchase Agreement.

          "Co-Agents" shall have the meaning set forth in the Purchase
Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

          "Collection Account Agreement" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of Exhibit V hereto.

          "Collection Bank" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          "Collection Date" means that date following the Termination Date which is one year and one day after the date which (i) the Outstanding Balance of all Receivables sold hereunder has been reduced to zero and (ii) the Parent has paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases.

          "Collection Period" shall have the meaning set forth in the Purchase Agreement.

          "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable.

          "Contract" means, with respect to any Receivable, any and all Invoices and other agreements pursuant to which goods or services are ordered from or provided by an Originator.

          "Contractual Dilution Balance" shall have the meaning specified in the Purchase Agreement.

          "Credit Policies" means an Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof, a copy of which is attached hereto as in Exhibit VI hereto, as modified from time to time in accordance with this Agreement, provided that each Originator may have Credit Policies with certain immaterial variations from the credit and collection policies attached hereto in Exhibit VI.

          "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment; (ii) an Insolvency Event has occurred with respect to the Obligor thereof; (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by an Originator as uncollectible.

          "Dilutions" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount, adjustment or otherwise, other than (i) cash Collections on account of the Receivables, and (ii) charge-offs.

          "Discount Factor" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period, (ii) the risk of nonpayment by the Obligors, and (iii) the costs of sub-servicing performed by an Originator. The Parent and the Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Collection Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Collection Period ending prior to the Collection Period during which the Parent and the Buyer agree to make such change.

          "Eligible Receivable" shall have the meaning specified in the Purchase Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer with an Originator under
Section 414 of the Code.

          "Event of Purchase and Sale Termination" has the meaning assigned to that term in Section 6.1.

          "Facility Termination Date" has the meaning set forth in the Purchase Agreement.

          "Falcon" shall have the meaning assigned to that term in the preliminary statements to this Agreement and includes such entity's successors and assigns.

          "Federal-Mogul" means Federal-Mogul Corporation, a Michigan corporation, and its successors and permitted assigns.

          "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "Governmental Authority" shall have the meaning specified in the Purchase Agreement.

          "Indebtedness" shall have the meaning specified in the Purchase Agreement.

          "Independent Director" means, with respect to Federal-Mogul, any
Person: (i) who is not an officer, an employee, a pensioner, or a beneficial owner, directly or indirectly, of 10% or more of any equity interest in Federal-Mogul or any Affiliate thereof, and who is not related by blood, marriage or adoption to any of the foregoing Persons; (ii) who has not been an employee of Federal-Mogul or any Affiliate in the last five years; (iii) who is not affiliated with, or employed by, any Person providing services to, any of Federal-Mogul's significant customers or suppliers; (iv) who is not affiliated with any tax exempt or other organization that receives significant contributions from Federal-Mogul or any of its Affiliates; and (v) who has not provided and is not providing directly or indirectly, whether or not through any related corporation, partnership, limited liability company, limited liability partnership or other Person, legal, accounting or investment banking services for Federal- Mogul or any Affiliate. In the case of an accountant, an accountant will only be Independent for purposes hereof only where he or she also meets the criteria of independence described in SEC Regulation S-X, Rule 2-01(B) and does not otherwise provide any professional services directly or indirectly to Federal-Mogul or its Affiliates and none of his or her professional affiliates having managerial responsibilities participate in any such services.

          "Insolvency Event" shall have the meaning specified in the Purchase Agreement.

          "Interim Report Date" shall have the meaning specified in the Purchase Agreement.

          "Interim Settlement Date Statement" shall have the meaning specified in the Purchase Agreement.

          "Investors" has the meaning set forth in the Preliminary Statement of this Agreement.

          "Invoice" means, collectively, with respect to any Receivable, any and all instruments, bills of lading, invoices or other writings which evidence such Receivable or the goods underlying such Receivable.

          "Involuntary Insolvency Event" shall have the meaning specified in the Purchase Agreement.

          "Labor Actions" has the meaning set forth in Section 4.1(b)(v).

          "Liquidity Providers" shall have the meaning specified in the Purchase Agreement.

          "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business or operations of an Originator, (ii) the ability of an Originator to perform its obligations under any Transaction Document,
(iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement relating to a Collection Account into which a material portion of Collections are deposited,
(iv) the Originator's, the Buyer's, the Agents' or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "Net Receivables Balance" shall have the meaning specified in the Purchase Agreement.

          "Net Worth" means, as of the last Business Day of each Collection Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables owned by the Buyer at such time, over (b) the sum of (i) the aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

          "Obligor" means a Person obligated to make payments pursuant to a Contract.

          "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by the Buyer.

          "Originator" means each of (a) Federal-Mogul; (b) Federal-Mogul Canada Limited; (c) Federal-Mogul Piston Rings, Inc.; (d) Federal-Mogul Flowery Branch, LLC; (e) Federal-Mogul Powertain, Inc.; (f) Federal-Mogul Sealing Systems, Inc.;
(g) Federal-Mogul Carolina, Inc.; (h) Federal Mogul South Bend, Inc., (i) Federal-Mogul LaGrange, Inc.; (j) Federal-Mogul Sintered Products, Inc.; (k) Federal-Mogul Sintered Products-Waupun, Inc.; (l) Federal-Mogul Engineered Bearings, Inc.; (m) Federal-Mogul Camshafts, Inc.; (n) Federal-Mogul Aviation, Inc.; (o) Federal-Mogul Ignition Company; (p) Federal-Mogul Products, Inc.; (q) Federal-Mogul System Protection Group, Inc.; and shall include any other wholly-owned subsidiary of Federal-Mogul which the Buyer and the Agents unanimously approve.

          "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or finance charges thereon, without regard to whether any of the same shall have been capitalized.

          "Parent" means Federal-Mogul Corporation, a Michigan corporation, and its successors and assigns.

          "PBGC" means the Pension Benefit Guaranty Corporation created under
Section 4002(a) of ERISA or any successor thereto.

          "Person" means an individual, partnership, corporation, limited liability company, joint venture, association, trust, or any other entity or organization, including a

Governmental Authority or other government or political subdivision or agent or instrumentality thereof.

          "Plan" means any defined benefit plan maintained or contributed to by the Originator or any Subsidiary of the Originator or by any trade or business (whether or not incorporated) under common control with the Originator or any Subsidiary of the Originator as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

          "Potential Amortization Event" shall have the meaning specified in the Purchase Agreement.

          "Potential Event of Purchase and Sale Termination" means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Purchase and Sale Termination.

          "Purchase" means a purchase by the Buyer of the Receivables and the Related Security and all Collections and other proceeds thereof from the Parent pursuant to Section 1.1 of this Agreement.

          "Purchase Agreement" has the meaning set forth in the Preliminary Statement of this Agreement.

          "Purchase Date" means the date on which each Purchase occurs hereunder.

          "Purchase Price" means, with respect to any Purchase on any date, the aggregate price to be paid to the Parent for such Purchase in accordance with
Section 1.2 of this Agreement for the Receivables and Related Security being sold to the Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables times (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the purchase price otherwise payable in accordance with Section 1.3 hereof.

          "Purchase Price Credit" has the meaning set forth in Section 1.3.

          "Purchased Assets" means, collectively, all Receivables existing on the date of the initial Purchase hereunder, and all Receivables arising thereafter through and including the Termination Date, all Collections and Related Security associated therewith, the Receivables Purchase Agreement, all proceeds of the foregoing, and all Collection Accounts and all balances, checks, money orders and other instruments from time to time therein.

          "Purchaser" has the meaning set forth in the Purchase Agreement.

          "Purchaser Group" has the meaning set forth in the Purchase Agreement.

          "Receivable" means all the U.S. dollar denominated and all the Canadian dollar-denominated accounts receivable shown on the records of an Originator, and from time to time thereafter, arising from the sale of merchandise rendered by an Originator in the ordinary course of business; provided, however, that "Receivable" that includes a Stock Lift shall be sold to
--------  -------
Buyer net of any adjustment with respect to such Stock Lift. Receivables which become

Defaulted Receivables will cease to be included as Receivables on the day on which they become Defaulted Receivables.

          "Receivable Interests" has the meaning set forth in the Purchase Agreement.

          "Receivables Purchase Agreement" means the Second Amended and Restated Receivables Purchase Agreement, dated as of February 16, 2001, between the Parent, as purchaser, and the other Originators, as Sellers, as amended, modified, supplemented or restated from time to time.

          "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "Reference Bank" means Bank One, Michigan or such other bank as the Co-Agents shall designate with the consent of the Buyer.

          "Related Security" means, with respect to any Receivable:

          (i) all of the Parent's interest, if any, in any goods the sale of which gave rise to such Receivable,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

          (iv)  all Records related to such Receivables,

          (v) all of the Parent's right, title and interest in, to and under each Contract executed in connection therewith in favor of or otherwise for the benefit of the Parent; and

          (vi)  all proceeds of any of the foregoing.

          "Report Date" shall have the meaning specified in the Purchase Agreement.

          "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

          "Required Capital Amount" means $14,250,000.

          "Requirement of Law" shall have the meaning specified in the Purchase Agreement.

          "Restricted Junior Payment" shall have the meaning specified in the Purchase Agreement.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Servicer" means at any time the Person then authorized pursuant to
Article VII of the Purchase Agreement to service, administer and collect Receivables.

          "Settlement Date" means, (a) prior to the earlier to occur of (i) an Event of Purchase and Sale Termination or (ii) the Facility Termination Date,
(1) the second Business Day immediately succeeding each Report Date, (2) the second Business Day immediately succeeding the Interim Report Date if the related Interim Settlement Date Statement indicated that Capital exceeds the Available Funding Amount and (b) from and after the earlier to occur of (i) an Event of Purchase and Sale Termination or (ii) the Facility Termination Date, the twentieth (20th) day of each month or, if such day is not a Business Day, the next succeeding Business Day, and any other Business Day designated by the Co-Agents.

          "Settlement Date Statement" means a report substantially in the form of Exhibit VIII hereto (appropriately completed) furnished by a Sub-Servicer to the Buyer and the Co-Agents (as the Buyer's Assignees) pursuant to Section 5.1(b).

          "Stock Lift" shall mean an account receivable, or portion thereof, as to which any Originator or one of its subsidiaries has issued a credit in an amount equal to the balance of such account receivable or portion thereof.

          "Subordinated Loan" has the meaning set forth in Section 1.2(b).

          "Subordinated Note" means a promissory note in substantially the form of Exhibit X hereto as more fully described in Section 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Subscription Agreement" means the Stockholder and Subscription Agreement in substantially the form of Exhibit IX hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Sub-Servicer" means Federal-Mogul, in its capacity as a sub-servicer for the Servicer as described in Section 5.1 hereof.

          "Sub-Servicer Fee" means the fee described in Section 5.6 hereof.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Parent.

          "Termination Date" means the earliest of (i) the Facility Termination Date, (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 6.2, and (iii) the date designated by the Parent as the Termination Date in a written notice delivered to the Buyer not less than ten days prior to such designated date.

          "Transaction Documents" means collectively, this Agreement, the Purchase Agreement, the Subordinated Notes, the Subscription Agreement, each Collection Agreement, the Receivables Purchase Agreement and all other instruments, documents and agreements executed and delivered by the Parent and each other Originator in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "Wachovia" means Wachovia Bank, N.A. in its individual capacity and its successors.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                  EXHIBIT II

          CHIEF EXECUTIVE OFFICE OF THE PARENT; LOCATIONS OF RECORDS;
              TRADE NAMES; FEDERAL EMPLOYER IDENTIFICATION NUMBER

                           FEDERAL-MOGUL CORPORATION
                           -------------------------

Chief Executive Office and Location of Records              26555 Northwestern Highway
                                                            Southfield, MI 48034

Trade Names, Assumed Names and Former Names                 Federal-Mogul Corporation
                                                            Federal-Mogul Ignition Company
                                                            Champion Spark Plug Co.
                                                            Federal-Mogul Chesterfield Inc.
                                                            Cooper Automotive Products, Inc.
                                                            Federal-Mogul Automotive Company
                                                            Cooper Automotive Company
                                                            Federal-Mogul A&S Company
                                                            Cooper A&S Company
                                                            Federal-Mogul Interamericana, Ltd.
                                                            Champion Interamericana, Ltd.

Federal Employer Identification Number                      38-0533580



                                  EXHIBIT III


                              COLLECTION ACCOUNTS

Bank/Lox Box Location                   Account #            Box #
---------------------                   ---------            -----

Comerica Bank                           1000013027           148901 and 30401
P.O. Box
Detroit, MI 48275-3265

BANK ONE CORPORATION                    200011003677         771327
Dept. 771327
A E Goetze Inc.
P.O. Box 77000
Detroit, MI 48277-1327

Bank/Lox Box Location                   Account #            Box #
---------------------                   ---------            -----

BANK ONE CORPORATION                    182953               771128
Dept. 771128
Supermet Inc.
P.O. Box 77000
Detroit, MI 48277-1128

First National Bank of Chicago          59-36047             730113
PO Box 730113
Dallas, TX 75373-0113

First National Bank of Chicago          55-56872             73696
P.O. Box 73696
Chicago, IL 60673-7696

First Maryland National Bank            171-8376-9           N/A
25 S Charles
Baltimore, MD 21201

First Maryland National Bank            184-8841-1           64899
AE Goetze LaGrange
P.O. Box 64899
Baltimore, MD 21264-4899

First Maryland National Bank            179-8459-5           64011
Deva Engineered Bearings
P.O. Box 64011
Baltimore, MD 21264-4011

Bank of America                         7304749              96347
Comtech Manufacturing Co.
96347 Collection Center Dr.
Chicago, IL 60693

Bank of America                         7311095              99543
Glacier Clevite Heavywall Bearings
99543 Collections Center Drive
Chicago IL 60693

Comerica                                185068964            108901
Glacier Clevite Heavywall Bearings
P. O. Box 6700
Detroit, MI 48267-1089

Bank/Lox Box Location                   Account #            Box #
---------------------                   ---------            -----


Bank of America                         7710925              98966
Weyburn Bartel Inc.
98966 Collections Center Dr.
Chicago IL 60693

Comerica                                185068964            109001
Department 109001
Weyburn Bartel Inc.
P. O. Box 6700
Detroit, MI 48267-1090

Nations BankUS                          3750324114           100220
P.O. Box 100220
Atlanta, GA 30384-0220

Nations BankUS                          3750324114           277964
P.O. Box 277964
Atlanta, GA 30384-7964

Nations BankUS                          3750324114           277969
P.O. Box 277969
Atlanta, GA 30384-7969

Royal Bank of Canada                    1157189              2026
Federal-Mogul Funding Corp.
P.O. Box 2026
Station Centre-Ville
Montreal Quebec Canada H3B 4H4

Royal Bank of Canada                    1157189              2676
Federal-Mogul Funding Corp.
P.O. Box 2676
Post Station A
Toronto Ontario Canada M5W 2N7

Royal Bank of Canada                    1157189              6590
Federal-Mogul Funding Corp.
P.O. Box 6590
Main Post Office
Winnepeg Manitoba Canada R3C 4N6

Bank/Lox Box Location                   Account #            Box #
---------------------                   ---------            -----

Bank of America NT&SA                   375135162            2219
Federal-Mogul Funding Corp.
2219 Collections Center Drive
Chicago, Illinois 60693

                                  EXHIBIT IV

                                  [RESERVED]

                                   EXHIBIT V

                     FORM OF COLLECTION ACCOUNT AGREEMENT

          [See Exhibit B to Receivables Interest Purchase Agreement]

                                  EXHIBIT VI

                                CREDIT POLICIES


CUSTOMER CREDIT

Purpose
-------
This policy outlines requirements for creation and monitoring customer credit.


Customer Credit Limits
----------------------
The establishment and monitoring of a limit or maximum level of credit sales to each individual customer serves to reduce the risk of a significant loss due to uncollectible accounts. A credit limit represents the level of credit sales (including previous outstanding accounts receivable) above which additional credit will not be extended.

Credit limits should be established after consideration is given to the payment history of each customer and an assessment of the customer's financial condition. Independent outside sources of credit history available locally (e.g. Dun & Bradstreet in the U.S.), credit references and or customer financial statements should be evaluated to establish customer credit limits and for updating credit limits on a periodic basis.


Credit Hold Routines
--------------------
Routines should be established to preclude shipping product to customers that exceeds the customer credit limit. Specific approval by a designated finance/customer credit individual of any deviation from the established routines.

INTRODUCTION

CENTRALIZED SOUTHFIELD ENVIRONMENT

 .    Supporting the Following

     *    OEM--United States

     *    Aftermarket--United States

     *    Aftermarket--Canada

 .    Specific Responsibilities

     *    Credit approval

     *    Collection

     *    Receivable management

     *    Billing--NAA only

     *    Dispute resolution

 .    Department Organization Chart

     *    85 total employees

     *    5 part-time/associate

     *    80 full-time company employees (74% 4-year degrees)

 .    Software Utilized

     *    CARMS--receivable management

     *    Lotus Notes--communication and dispute management

     *    Maxretriever--document management

     *    UPS--proof of deliveries

     *    PRC--scanner utilization

     *    Internally developed--AMS, MAPS, STRAP

 .    Aggressive Reengineering Initiative

     *    Relentless pursuit of superior customer service

     *    Eliminate deductions

     *    Continuous investigation of electronic options in our daily operations

     *    Review of document delivery options for invoices and statements

     *    Resolve customer inquiries with one call methodology

     *    Investigation of order to cash possibilities at manufacturing plants

* denotes the arrows.

CREDIT POLICY AND PROCEDURE

 .    Determination of Credit Limits

     * Credit limits are set at approximately 2.5 times estimated month sales for new accounts.

     * Existing account credit limits are adjusted according to payment habits and financial stability. An account that shows a pattern of paying their account past due will have their credit limit adjusted downward to 1 - 1 1/2 times monthly sales.

 .    New Account Procedure

     *    The following information is requested for new open accounts:
          -    3-trade credit references
          -    1 bank credit reference
          -    Credit reporting agency report (optional)
          -    Verbal credit references from industry credit group members
               (optional)

     * Requests for additional credit are evaluated by reviewing payment history (prompt %/discount % vs. late %), review of current financial statements and amount of additional credit requested compared to the current year high credit.

 .    Levels of Credit Granting Approval

     * Two step process for new credit approval, after Sales has requested the account be given open account status. Review and approval/reject is given first by the Credit Analyst, then by the Area Credit Manager.

     * Increases in credit for current customers are reviewed by the Credit Analyst.

 .    Use of Security Documents and Personal Guarantees

     * Personal guarantees are included in the customer's Credit Application. While a personal guarantee is not required for all new accounts, it is required in cases of higher than usual financial risk.

     * UCC-1's, UCC-3's, and Purchase Money Security Agreements are taken (or continued) on customers with large projected or current sales volumes (**$150,000) or when a customer's financial condition is deteriorating.

*  denotes the arrows
** denotes greater than

 .    Training of Credit Granting Personnel

     * Each Credit Analyst undergoes a 5 day training schedule, reviewing a formal training agenda with each of the Credit Analysts. Items covered include:
          -    A/R management software and systems (CARMS, MAPS & STRAP)
          -    New account/account maintenance procedures
          -    Special payment terms request approval and rejection
          -    Security documents
          -    Credit and collection procedures

 .    Credit Files

     * A file is kept for each customer account. An example of information in this file is:
          -    Original credit application
          -    Notes from phone conversations and meeting with customers
          -    Copies of written correspondence
          -    Information from creditor discussion groups
          -    Personal guarantee (optional)

     * These files are kept in a central location in the Customer Financial Services Department

     * Additionally, notes are kept concerning Credit Analyst discussions with the customer on CARMS. Examples of this information are:
          -    Customer commitments to send checks
          -    Date customers are put on hold
          - Miscellaneous comments noted by the Credit Analyst that may be of value in future credit decisions

* denotes the arrows

 .    Payment Terms

     * Standard terms for OEM customers are either net 10/th/ and net 25/th/ prox or net 30 days on the date in the month in which the product is shipped. For net 10/th/ and net 25/th/ prox, if the product is shipped in the first 15 days of the month, payment is due by the 10/th/ day of the following month. If shipped later in the month, payment is due by the 25/th/ day of the following month. Customers are sent an invoice or an ASN for each shipment.

     * Standard terms for the FM Aftermarket and Retail are based on a shipping month of the 26/th/ to the 25/th/ and qualify for a 2% prompt payment discount if the invoice is paid by the 10/th/ of the following month, otherwise, full payment for the Aftermarket is due by the 25/th/ of the following month and for Retail, full payment is due the 25/th/ of the 2/nd/ month following. Gasket, ignition, chassis and brake terms in general are 2% 2/nd/ 10/th/ net 25/th/ prox. In addition, there are negotiated terms for Retailers and selected buying groups which can range from 2% 2/nd/ 10/th/ to net 90 days.

 .    Determinants of Price

     *    Prices for the Aftermarket are published on product line price sheets.

     * Prices for Retail and OEM accounts are negotiated and specified on a pricing agreement for a given period of time and are supported by a purchase order or vendor agreement.

 .    Cash In Advance/Cash On Account

     *    Used at the Credit Analyst's discretion in the following situations:
          - Account consistently pays past due and is judged to be a credit risk
          -    Bankruptcy
          -    New account with credit references judged unsatisfactory

 .    Notes Receivable

     * Used at the Credit Analyst's discretion and reviewed monthly for payment. As of May, 1999 month end, there were 4 open Notes Receivable for a total of $463,604.45.

* denotes the arrows

CREDIT AND COLLECTION

 .    Account Maintenance

     * The Credit and Accounts Receivable Management System (CARMS) produces an action list on a daily basis, which lists accounts that require attention due to a change in status (account over credit limit, account past due, etc).

     *    Action lists are reviewed by credit analysts for resolution.

     * Summary past due reports are generated on a monthly basis and are reviewed by the analysts for credit restriction.

     * Credit analysts continue follow up by making timely collection calls to customers on past due invoices until payment is received.

     * Sales is contacted to assist with collection of past due items and the resolution of customer disputes.

     * If payment is not received or a mutual payment arrangement cannot be made, the customer is sent a final demand notice, which details the debt and allows the customer ten working days to make acceptable payment arrangements.

     * If payment is still not received and no payment agreement has been made, the account is referred to the Area Credit Manager for further disposition.

 .    Collection Agencies / Bankruptcies

     * Accounts which are seriously past due may be referred to FM's legal counsel for action or placed with an outside collection agency. Accounts are moved to a separate credit manager code for follow-up.

     * Accounts that have filed for bankruptcy are moved to a separate credit manager code for follow-up and are written off quarterly.

* denotes the arrows

AFTERMARKET - CUSTOMER BASE OVERVIEW

 .    Number of Aftermarket and Retail Accounts

     *    5,548 active Aftermarket accounts

     *    187 active Retail accounts

 .    Product Portfolio

     * Powertrain Systems - power cylinder systems, engine bearings, pistons, piston rings, piston pins, piston liners, connecting rods, bushings, washers, spark plugs, ignition wires and cables, ignition coils, and ceramic insulators.

     * Sealing Systems - total engine sealing, total transmission sealing, total axle sealing, cylinder head gaskets, ancillary gaskets, dynamic seals, bonded pistons, wiper products, heat shields, noise and vibration sealing systems.

     * General Products - camshafts, brake and friction products, chassis products, driveline products, fuel pumps, carburetors, emission control products, strobes, marker lights, reflective tape, sintered products, and systems protection products.

 .    Method of Order Placement and Shipment

     * Orders can be placed electronically via EDI or through Federal-Mogul's Customer Service/Order Entry via phone or fax.

     * Aftermarket orders are usually shipped from one of our Service Centers located in the U.S. and Canada. Larger orders may be shipped from one of three main Distribution Centers located in Jacksonville, AL, Maysville, KY and Skokie, IL.

 .    Customer Operations

     * Aftermarket customers consist mainly of warehouse distributors that buy product for downstream sales to independent or warehouse owned auto parts stores. Examples are NAPA, MAWDI and Pittsburgh Crankshaft.

     * Retail customers buy product for resale in their own company owned store. Examples are CSK Automotive, Advance and AutoZone.

* denotes the arrows

ORIGINAL EQUIPMENT MARKET AND EXPORT OVERVIEW

 .    OE Export Customer Base

     *    1,344 active OEM accounts

     *    208 active Export accounts

 .    Customer Operations

     * OE & Export customers consist primarily of automotive, heavy duty vehicle, farm equipment and industrial equipment manufacturers.

     *    Major customers include Ford, General Motors and Chrysler.

 .    Product Portfolio

     * Powertrain Systems - power cylinder systems, engine bearings, pistons, piston rings, piston pins, piston liners, connecting rods, bushings, washers, spark plugs, ignition wires and cables, ignition coils, and ceramic insulators.

     * Sealing Systems - total engine sealing, total transmission sealing, total axle sealing, cylinder head gaskets, ancillary gaskets, dynamic seals, bonded pistons, wiper products, heat shields, noise and vibration sealing systems.

     * General Products - camshafts, brake and friction products, chassis products, driveline products, fuel pumps, carburetors, emission control products, strobes, marker lights, reflective tape, sintered products, and system protection products.

 .    Order Process

     *    Decentralized customer service - one at each of our plant locations.

     * Orders are scheduled in advance by large OEM Customers (such as Ford, GM, Chrysler) and the accum's are adjusted as product is shipped, material release forecasts updated weekly.

     * Smaller OEM's send purchase orders in advance with date required. Purchase orders reviewed at plant before orders are scheduled.

* denotes the arrows

ACCOUNTS RECEIVABLE DILUTIONS

 .    Cash Discount

     *    1.8% of NAA Sales

 .    Doubtful Accounts

     *    Written off quarterly as approved by the department manager

     *    Continual follow up until financial conclusion

 .    Credit Memos

     *    Stocklift returns

     *    Obsolescence returns

     *    30 day returns

     *    Warranty

     *    Price

     *    Policy allowance

 .    Checks Issued

     *    Rebates for volume incentives

 .    Invoices/Statements

     * The invoices generated from a plant sale can be mailed or sent electronically through EDI.

     * The Aftermarket invoices that are not sent via EDI are mailed at least weekly.

     * Monthly statements are sent to customers based on the 25/th/ or month-end cutoff based on the customer.

 .    Reconciliations

     * A monthly reconciliation is completed of CARMS to the General Ledger balance.

     * Typical reconciliation items can be cash or billings due to different closing schedules.

* denotes the arrows

                                  EXHIBIT VII

                                  [RESERVED]

                                 EXHIBIT VIII

                       FORM OF SETTLEMENT DATE STATEMENT

         [See Exhibit C to the Receivable Interest Purchase Agreement]

                                  EXHIBIT IX

                        FORM OF SUBSCRIPTION AGREEMENT

                                   _________

                    STOCKHOLDER AND SUBSCRIPTION AGREEMENT

          THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of June 26, 2000, is entered into by and between Federal-Mogul Funding Corporation, a Michigan corporation ("SPC"), and Federal-Mogul Corporation, a Michigan corporation ("Parent"). This Agreement supercedes any and all stockholder and subscription agreements previously entered into by and between SPC and the Parent. Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Fourth Amended and Restated Receivables Sale and Contribution Agreement dated as of even date herewith between the Parent and SPC (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").

                                   RECITALS

          A. SPC has been organized under the laws of the State of Michigan for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise held by Parent.

          B.  Contemporaneously with the execution and delivery of this
     Agreement: (i) Parent and SPC have entered into the Sale Agreement pursuant to which Parent has, from and after the initial purchase date thereunder and prior to the termination date specified therein, sold all of its Receivables, Collections and Related Security to SPC; and (ii) SPC, Parent, Blue Ridge Asset Funding Corporation, Falcon Asset Securitization Corporation, certain financial institutions from time to time party thereto as "Liquidity Providers," Bank One, NA, as the "Administrative Agent," and "Falcon Agent", and Wachovia Bank, N.A., as the "Blue Ridge Agent," have entered into a Fourth Amended and Restated Receivables Interest Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which SPC will sell "Receivable Interests" to the Co-Agents for the benefit of their respective Purchaser Groups.

          C. SPC desires to sell shares of its capital stock to Parent, and Parent desires to purchase such shares, on the terms set forth in this Agreement.

          NOW, THEREFORE, SPC and Parent agree as follows:

          1.  Purchase and Sale of Capital Stock.  Parent hereby purchases from
              ----------------------------------
SPC, and SPC hereby sells to Parent, 100 shares of common stock, par value $1.00 per share, of SPC (the "Common Stock") for the Stock Purchase Price set forth in
Section 2.1. The shares of Common Stock being purchased under this Agreement are referred to herein as the "Shares."

Within three (3) Business Days from the date hereof, SPC shall deliver to Parent a certificate registered in Parent's name representing the Shares.

          2.   Consideration for Shares and Capital Contributions.
               --------------------------------------------------

          2.1  Consideration for Shares.  To induce SPC to enter into the Sale
               ------------------------
Agreement and to enable SPC to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, Parent hereby pays to SPC on the date hereof the sum of $14,250,000 (the "Stock Purchase Price") in consideration of the purchase of the Shares. The Stock Purchase Price shall take the form of a transfer of cash, except that Parent may, in lieu of cash payment of the Stock Purchase Price, offset the amount of the Stock Purchase Price against the purchase price otherwise payable by SPC to Parent on the initial purchase date pursuant to the Sale Agreement.

          2.2  Contributions After Initial Closing Date.  From time to time
               ----------------------------------------
Parent may make additional capital contributions to SPC. All such contributions shall take the form of a cash transfer, except that SPC agrees to, in lieu of cash payment thereof, offset the amount of such contributions against the purchase price for Receivables otherwise payable by SPC to Parent on the date of such capital contributions. All of the Receivables so paid for through such offset shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made thereunder. It is expressly understood and agreed that Parent has no obligations under this Agreement or otherwise to make any capital contributions from and after payment of the Stock Purchase Price.

          3.   Representations and Warranties of SPC.  SPC represents and
               -------------------------------------
warrants to Parent as follows:

          (a) SPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.

          (b) SPC has all requisite legal and corporate power to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.

          (c) Upon receipt by SPC of the Stock Purchase Price and the issuance of the Shares to Parent, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (d) SPC has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.

          (e) This Agreement constitutes a legally valid and binding obligation of SPC, enforceable against SPC in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) The issuance of the Shares by SPC hereunder is legally permitted by all laws and regulations to which SPC is subject.

          4.   Representations and Warranties of Parent.   Parent represents and
               ----------------------------------------
warrants to SPC as follows:

          (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.

          (b) Parent has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.

          (c) Parent has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.

          (d) This Agreement constitutes a legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) Parent is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution of any part thereof; Parent has no current intention of selling, granting a participation in, or otherwise distributing, the shares.

          (f) Parent understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that SPC does not contemplate such a registration.

          (g) Parent has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.

          (h) The purchase of the Shares by Parent is legally permitted by all laws and regulations to which Parent is subject.

          5.   Restrictions on Transfer Imposed by the Act; Legend.
               ---------------------------------------------------

          5.1  Legend.  Each certificate representing any Shares shall be
               ------
endorsed with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS

          AMENDED, OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

          5.2  Registration of Transfers.  SPC need not register a transfer of
               -------------------------
any Shares unless the conditions specified in the legend set forth in Section
5.1 hereof are satisfied. SPC may also instruct its transfer agent (which may be SPC) not to register the transfer of any Shares unless the conditions specified in the legend set forth in Section 5.1 hereof are satisfied.

          6.   Agreement to Vote.  Parent hereby agrees and covenants to vote
               -----------------
all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of SPC, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, SPC's board of directors at least one (1) person meeting the qualifications of an Independent Director and selected in accordance with the provisions of the Certificate of Incorporation and By-Laws of SPC.

          7.   Successors and Assigns.  Each party agrees that it will not
               ----------------------
assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof, as contemplated by Section 5.2 above, or otherwise in accordance with the terms hereof. Any purported assignment, transfer or delegation in violation of this Section 7 shall be null and void ab initio. Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.

          8.   Amendments and Waivers.  Any term hereof may be amended and the
               ----------------------
observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SPC and Parent. Any amendment or waiver so effected shall be binding upon SPC and Parent.

          9.   Further Acts.  Each party agrees to perform any further acts and
               ------------
execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.

          10.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, and all of such counterparts together will be deemed one instrument.

          11.  Notices.  Any and all notices, acceptances, statements and other
               -------
communications to Parent in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of Parent indicated on the stock transfer register of SPC or, if no address is so indicated, to the address provided to SPC pursuant to the Sale Agreement unless changed by written notice to SPC or its successor.

          12.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AND TO THE EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IS APPLICABLE.

          13.  Entire Agreement.  This Agreement, together with the Sale
               ----------------
Agreement and documents expressly to be delivered in connection therewith, constitute the entire understanding and agreement between the parties hereto with subject matter hereof and thereof. This Agreement supercedes all stockholder and subscription agreements previously entered into by and between SPC and Parent.

          14.  Severability of this Agreement.  In case any provision of this
               ------------------------------
Agreement shall be invalid or unenforceable, the validity, legality and enforceability of the remaining shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


SPC                                          PARENT


FEDERAL-MOGUL FUNDING                        FEDERAL-MOGUL CORPORATION, a
 CORPORATION, a Michigan                       Michigan corporation
 corporation


By:_______________________________           By:_____________________________
   Name:                                        Name:
   Title:                                       Title:

                                   EXHIBIT X

                           FORM OF SUBORDINATED NOTE

                                   _________

                               SUBORDINATED NOTE

                                                                   June 26, 2000

          1.   Note.  FOR VALUE RECEIVED, the undersigned, FEDERAL-MOGUL FUNDING
               ----
CORPORATION, a Michigan corporation ("SPC"), hereby unconditionally promises to pay to the order of FEDERAL-MOGUL CORPORATION, a Michigan corporation ("Parent"), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and
(ii) Parent has paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Parent to SPC pursuant to and in accordance with the terms of that certain Fourth Amended and Restated Receivables Sale and Contribution Agreement dated as of June __, 2000 between Parent and SPC (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

          2.   Interest.  SPC further promises to pay interest on the
               --------
outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if SPC shall default in the payment of any principal hereof, SPC promises to, on demand, pay interest at the rate of the Base Rate plus 2.00% on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPC may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

          3.   Principal Payments.  Parent is authorized and directed by SPC to
               ------------------
enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPC, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Parent to make any such entry or any error therein shall expand, limit or affect the obligations of SPC hereunder.

          4.   Subordination.  The indebtedness evidenced by this Subordinated
               -------------
Note is subordinated to the prior payment in full of all of SPC's recourse obligations under that certain Fourth Amended and Restated Receivable Interest Purchase Agreement dated as of June 26, 2000 by and among SPC, Federal-Mogul Corporation, Blue Ridge Asset Funding Corporation, Falcon Asset Securitization Corporation, the financial institutions from time to time a party thereto, Bank One, NA, as the Administrative Agent and the Falcon Agent, and Wachovia Bank, N.A., as the Blue Ridge Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agents and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPC and/or the Servicer thereunder and under the "Fee Letters" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Parent shall not demand, accelerate, sue for, take, receive or accept from SPC, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Parent hereby agrees that it will not institute against SPC any Insolvency Event unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPC from paying, or Parent from requesting, any payments under this Subordinated Note so long as SPC is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Parent in violation of the immediately preceding sentence, Parent agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Co-Agents for the benefit of the Senior Claimants.

          5.   Bankruptcy; Insolvency.  Upon the occurrence of any Insolvency
               ----------------------
Event involving SPC as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "Yield" accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Parent is entitled to receive payment on account of this Subordinated Note, and, to that end, any payment or distribution of assets of SPC of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Co-Agents for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

          6.   Amendments.  This Subordinated Note shall not be amended or
               ----------
modified except in accordance with Section 8.1(b) of the Sale Agreement. The terms of this Subordinated

Note may not be amended or otherwise modified without the prior written consent of the Agents for the benefit of the Purchasers.

          7.   Governing Law.  This Subordinated Note has been made and
               -------------
delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the State of New York. Wherever possible each provision of this Subordinated Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Note.

            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

          8.   Waivers.  All parties hereto, whether as makers, endorsers, or
               -------
otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Parent additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

          9.   Assignment.  This Subordinated Note may not be assigned, pledged
               ----------
or otherwise transferred to any party other than Parent without the prior written consent of the Co-Agents, and any such attempted transfer shall be void.


                                   FEDERAL-MOGUL FUNDING CORPORATION


                                   By:___________________________________
                                      Name:
                                      Title:

                                   Schedule
                                      to
                               SUBORDINATED NOTE

                 SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL
                 --------------------------------------------


                   Amount of        Amount             Unpaid
                 Subordinated        of               Principal     Notation
      Date           Loan        Principal Paid        Balance      made by
-------------    ------------    --------------       ---------     --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

------------      ----------       -----------         -------       --------

                                  SCHEDULE A

                           LIST OF CLOSING DOCUMENTS

                             List of Participants
                             --------------------


            Participant                                       Abbreviation
            -----------                                       ------------

Federal-Mogul Corporation                                  FMC
Federal-Mogul Canada Limited                               FM Canada
Federal-Mogul Piston Rings, Inc.                           FM Piston
Federal-Mogul Flowery Branch, LLC                          FM Flowery
Federal-Mogul Powertrain, Inc.                             FM Powertrain
Federal-Mogul Sealing Systems, Inc.                        FM Sealing
Federal-Mogul Carolina, Inc.                               FM Carolina
Federal-Mogul South Bend, Inc.                             FM South Bend
Federal-Mogul LaGrange, Inc.                               FM LaGrange
Federal-Mogul Sintered Products, Inc.                      FM Sintered
Federal-Mogul Sintered Products - Waupun, Inc.             FM Waupun
Federal-Mogul System Protection Group, Inc.                FM System
Federal-Mogul Engineered Bearings, Inc.                    FM Engineered
Federal-Mogul Camshafts, Inc.                              FM Camshafts
Federal-Mogul Aviation, Inc.                               FM Aviation
Federal-Mogul Ignition Company "Blazer"                    FM Blazer
Federal-Mogul Products, Inc. "Moog"                        FM Moog
Federal-Mogul Funding Corporation                          FMFC
Falcon Asset Securitization Corporation                    Falcon
Financial Institutions                                     Liquidity Providers
Bank One, NA                                               Administrative Agent/
                                                           Falcon Agent
Baker & McKenzie                                           B&M
Brown & Wood                                               B&W
Latham & Watkins                                           L&W
Wachovia Bank, N.A.                                        Blue Ridge Agent
International Securitization Corporation                   ISC

                          Index of Closing Documents
                          --------------------------

                   Document                                           Tab No.    Responsibility
                   --------                                           -------    --------------

                             STEP I - Sale from the Originators to FMC
                             -----------------------------------------
First Amended and Restated Receivables Purchase                          1.0           B&W
Agreement

Subordinated Note executed by FMC in favor of each                       2.0           B&W
Originator (other than FMC)

Secretary's Certificate for each Originator (other than                  3.0           B&W
FMC), as to organizational document certified by, and
good standing certificate issued by, Secretary of
State of the State of incorporation, By-Laws,
resolutions and specimen signatures:

     FM Canada                                                           3.1           B&W

     FM Piston                                                           3.2           B&W

     FM Flowery                                                          3.3           B&W

     FM Powertrain                                                       3.4           B&W

     FM Sealing                                                          3.5           B&W

     FM Carolina                                                         3.6           B&W

     FM South Bend                                                       3.7           B&W

     FM LaGrange                                                         3.8           B&W

     FM Sintered                                                         3.9           B&W

     FM Waupun                                                          3.10           B&W

     FM System                                                          3.11           B&W

     FM Engineered                                                      3.12           B&W

     FM Camshafts                                                       3.13           B&W

     FM Aviation                                                        3.14           B&W

     FM Blazer                                                          3.15           B&W

                   Document                                           Tab No.    Responsibility
                   --------                                           -------    --------------
     FM Moog                                                            3.16           B&W

Officer's Certificate of each Originator (other than                     4.0           B&W
FMC), dated as of June __, 2000 Re: No Event of
Purchase and Sale Termination or Potential Event of
Purchase and Sale Termination, and absence of Material
Adverse Effect since March 31, 2000.

     FM Canada                                                           4.1           B&W

     FM Piston                                                           4.2           B&W

     FM Flowery                                                          4.3           B&W

     FM Powertrain                                                       4.4           B&W

     FM Sealing                                                          4.5           B&W

     FM Carolina                                                         4.6           B&W

     FM South Bend                                                       4.7           B&W

     FM LaGrange                                                         4.8           B&W

     FM Sintered                                                         4.9           B&W

     FM Waupun                                                          4.10           B&W

     FM System                                                          4.11           B&W

     FM Engineered                                                      4.12           B&W

     FM Camshafts                                                       4.13           B&W

     FM Aviation                                                        4.14           B&W

     FM Blazer                                                          4.15           B&W

     FM Moog                                                            4.16           B&W

UCC-3 Financing Statement to be filed in connection                      5.0           L&W
with First Amended and Restated Receivables Purchase
Agreement, each Originator (other than FMC) as debtor,
and Bank One, NA as secured party

                   Document                          Tab No.    Responsibility
                   --------                          -------    --------------

     FM Canada                                          5.1           L&W
     - Ontario

     FM Piston                                          5.2           L&W
     - Secretary of State of Michigan
     - Secretary of State of Wisconsin

     FM Flowery                                         5.3           L&W
     - Hall County (Georgia)

     FM Powertrain                                      5.4           L&W
     - Secretary of State of Minnesota
     - Secretary of State of Ohio
     - Morgan County

     FM Sealing                                         5.5           L&W
     - Secretary of State of Alabama

     FM Carolina                                        5.6           L&W
     - Secretary of State of South Carolina

     FM South Bend                                      5.7           L&W
     - Secretary of State of Indiana

     FM LaGrange                                        5.8           L&W
     - Troup County (Georgia)

     FM Sintered                                        5.9           L&W
     - Secretary of State of Ohio
     - Montgomery County

     FM Waupun                                         5.10           L&W
     - Secretary of State of Wisconsin

     FM System                                         5.11           L&W
     - Secretary of State of Pennsylvania
     - Chester County

     FM Engineered                                     5.12           L&W
     - Secretary of State of Ohio
     - Stark County
     - Summit County

     FM Camshafts                                      5.13           L&W
     - Secretary of State of Michigan

                   Document                                    Tab No.      Responsibility
                   --------                                    -------      --------------
     FM Aviation                                                 5.14           L&W
     - Secretary of State of South Carolina

     FM Blazer                                                   5.15           L&W
     - Secretary of State of Michigan
     - Secretary of State of Illinois

     FM Moog                                                     5.16           L&W
     - Secretary of State of Missouri
     - St. Louis City

UCC Lien and Related Searches for each Originator                6.0            B&W
(other than FMC)

     FM Canada                                                   6.1            B&W
     - Ontario

     FM Piston                                                   6.2            B&W
     - Secretary of State of Michigan
     - Kent County
     - Secretary of State of Wisconsin
     - Marathon County
     - Manitowoc County

     FM Flowery                                                  6.3            B&W
     - Secretary of State of Georgia (Central Index)
     - Hall County

     FM Powertrain                                               6.4            B&W
     - Secretary of State of Minnesota
     - Wabasha County
     - Goodhue County
     - Secretary of State of Ohio
     - Morgan County

     FM Sealing                                                  6.5            B&W
     - Secretary of State of Alabama
     - Limestone County

     FM Carolina                                                 6.6            B&W
     - Secretary of State of South Carolina
     - Sumter County

                   Document                                     Tab No.      Responsibility
                   --------                                     -------      --------------
     FM South Bend                                                6.7            B&W
     - Secretary of State of Indiana
     - St. Joseph County

     FM LaGrange                                                  6.8            B&W
     - Secretary of State of Georgia (Central Index)
     - Troup County

     FM Sintered                                                  6.9            B&W
     - Secretary of State of Ohio
     - Montgomery County

     FM Waupun                                                    6.10           B&W
     - Secretary of State of Wisconsin
     - Dodge County
     - Fond du Lac County

     FM System                                                    6.11           B&W
     - Secretary of State of Pennsylvania
     - Chester County

     FM Engineered                                                6.12           B&W
     - Secretary of State of Ohio
     - Stark County
     - Summit County

     FM Camshafts                                                 6.13           B&W
     - Secretary of State of Michigan
     - Ottawa County

     FM Aviation                                                  6.14           B&W
     - Secretary of State of South Carolina
     - Pickens County

     FM Blazer                                                    6.15           B&W
     - Secretary of State of Illinois
     - Cook County

     FM Moog                                                      6.16           B&W
     - Secretary of State of Missouri
     - St. Louis County
     - St. Louis City

                   Document                                           Tab No.      Responsibility
                   --------                                           -------      --------------
                              STEP II - Sale from FMC to FMFC
                              -------------------------------

Fourth Amended and Restated Receivables Sale and                         7.0           L&W
Contribution Agreement ("Receivables Sale Agreement").
                         --------------------------

Stockholder and Subscription Agreement                                   8.0           L&W

Subordinated Note executed by FMC                                        9.0           L&W

Secretary's Certificate of FMC, as to good standing                     10.0           B&W
certificate issued by, and Certificate of
Incorporation certified by, Secretary of State of
Michigan, By-Laws, resolutions and specimen signatures.

Officer's Certificate of FMC Re:  No Event of Purchase                  11.0           B&W
and Sale Termination or Potential Event of Purchase
and Sale Termination, and absence of Material Adverse
Effect since March 31, 2000.

UCC-3 Financing Statement to be filed in connection                     12.0           L&W
with Receivables Sale Agreement, FMC as debtor and
FMFC as secured party and Administrative Agent, as
Assignee:

     - Secretary of State of Michigan

UCC Lien and Related Searches for the FMC                               13.0           B&W

     - Secretary of State of Michigan
     - Oakland County

           STEP III - Sale from FMFC to Falcon, Blue Ridge and the Liquidity Providers
           ---------------------------------------------------------------------------

Fourth Amended and Restated Receivables Interest                        14.0           L&W
Purchase Agreement (the "Receivables Interest Purchase
                         -----------------------------
Agreement")
---------

Blue Ridge Liquidity Asset Purchase Agreement                           15.0           L&W

Falcon Liquidity Agreement                                              16.0           L&W

Blue Ridge Fee Letter                                                   17.0           L&W

Falcon Fee Letter                                                       18.0           L&W

                   Document                                           Tab No.      Responsibility
                   --------                                           -------      --------------
Assignment Agreement between ISC and Blue Ridge                         19.0           L&W

Assignment Agreement between Falcon and Blue Ridge                      20.0           L&W

Assignment Agreement between Bank One, Michigan and                     21.0           L&W
Wachovia Bank, N.A.

Secretary's Certificate of FMFC, as to good standing                    22.0           B&W
certificate issued by, and Certificate of
Incorporation certified by, Secretary of State of
Michigan, By-Laws, resolutions and specimen signatures.

Officer's Certificate of FMFC Re:  No Amortization                      23.0           B&W
Event or Potential Amortization Event, and absence of
Material Adverse Effect since March 31, 1999.

Certificate Re: B&W True Sale/Nonconsolidation Opinion                  24.0           B&W
signed by each of the Originators (other than FMC)
(Step I)

FMC Certificate Re: B&W True Sale/Nonconsolidation                      25.0           B&W
Opinion (Step II)

FMFC Certificate Re: B&W True Sale/Nonconsolidation                     26.0           B&W
Opinion (Step II)

True Sale/Nonconsolidation Opinion of B&W (Step I and                   27.0           B&W
Step II).

Corporate Opinion of B&W (including perfection and                      28.0           B&W
priority), counsel to Originators, FMC and FMFC (Step
I, Step II and Step III)

Corporate Opinion of in-house (including perfection and                 29.0           B&W
priority), counsel to Originators, FMC and FMFC (Step
I, Step II and Step III)

Corporate Opinion of B&M, Canadian counsel for FM                       30.0         B&W/B&M
Canada (Step I)

UCC-3 Financing Statement to be filed in connection                     31.0           L&W
with Receivables Interest Purchase Agreement, FMFC as
debtor and Agent as secured party:

     - Secretary of State of Michigan

                   Document                          Tab No.      Responsibility
                   --------                          -------      --------------

UCC Lien and Related Searches for FMFC                 32.0           B&W

     - Secretary of State of Michigan
     - Oakland County